RP ENTERTAINMENT, INC.


                                    DEAL MEMO


Brutus Productions assigns all retained rights in the full length feature film WHO KILLED BABY JESUS to RP Entertainment, Inc. These include domestic theatrical, domestic network television, domestic cable, video and syndication rights.

RP Entertainment, Inc. will use its best efforts in negotiating a domestic theatrical, network, cable, and/or video deal. If RP Entertainment, Inc. enters into an agreement for any or all of these, and Brutus Productions approves the deal, RP Entertainment, Inc. will receive twenty-five percent (25%) of the profits, while Brutus Productions retains seventy-five percent (75%) of profits. RP Entertainment, Inc. and Brutus Productions have the same negotiated terms of what constitutes profit with regard to a third party sale.

This memo will serve as a binding agreement as to the principal deal points until such time when long form contracts are necessary to be drawn up.

Signed in Los Angeles, California this 1st day of May 1999.


                                            /s/ Douglas Borghi
Brutus Productions                          _______________________________



                                            /s/ John Holt Smith
RP Entertainment, Inc.                      ________________________________